EXHIBIT 10.11

                            ASSET PURCHASE AGREEMENT

            THIS AGREEMENT, dated as of August 2, 1996, among BRAZOS SPORTSWEAR, INC., a Texas corporation (the "Purchaser"), PLYMOUTH MILLS, INC., a New York corporation (the "Company"), and ALAN ELENSON and JOANN ELENSON (together, the "Shareholders");

                              W I T N E S S E T H:

            WHEREAS, the parties desire that the Purchaser acquire substantially all of the assets, rights and properties of the Company, on the terms and subject to the conditions hereinafter set forth;

            NOW, THEREFORE, the parties agree as follows:

            1.    PURCHASE AND SALE OF ASSETS.

                  1.1 TRANSFER OF ASSETS BY THE COMPANY. Subject to the
            provisions of this Agreement, the Company agrees to sell and the Purchaser agrees to purchase, at the Closing referred to in Section 2.1, all of the properties, assets, rights and business of the Company of every kind and description, tangible and intangible, wherever located, as they shall exist as of the Effective Date, including, but not limited to, all of the following- described assets and rights but excluding those described in Section 1.2:

                        (i) accounts and notes receivable;

                        (ii) goods and inventories, including raw materials,
                  work-in-process and finished goods;

                        (iii) machinery, equipment, motor vehicles, furniture,
                  fixtures, supplies, tools and other fixed assets and property, plant and equipment;

                        (iv) the rights of the Company under the Real Property
                  Subleases described on Schedule 3.7, the Product Licenses described on Schedule 3.12, all of the other Contracts described on Schedule 3.13 which are identified thereon as being assumed by the Purchaser, and all of the Contracts of the Company of the type described in clauses (iii) through
                  (vi) of Section 3.13 (collectively, the "Assumed Contracts");

                        (v) all rights to the name "Plymouth Mills," as well as
                  all other products and brand names used by the Company, and all trademarks, trade names, patents, processes, copyrights, know-
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                  how and similar intangible rights, and all goodwill
                  associated with the foregoing;

                        (vi) all permits, licenses, customer lists, books,
                  records, brochures and literature, rights in unemployment compensation, industrial accident and other similar funds, and prepaid items (including, without limitation, prepaid royalties); and

                        (vii) all other assets, rights and properties owned or
                  held by the Company as of the Effective Date, excluding those described in Section 1.2.

            All of the foregoing-described assets, rights and properties of the Company to be sold, assigned and transferred to the Purchaser are herein collectively referred to as the "Assets."

            It is specifically intended that the Assets shall include, but shall not be limited to, all assets of the Company in existence on the Effective Date that, in accordance with GAAP, would properly be reflected in a balance sheet on the Effective Date. At the Closing, the Company shall convey to the Purchaser all of the Assets, free and clear of any and all Liens.

                  1.2 RETAINED ASSETS. Notwithstanding Section 1.1 above, the following properties, assets, rights and interests (the "Retained Assets") are hereby excluded from the purchase and sale contemplated hereby and are therefore not included in the Assets:

                        (i) cash and cash equivalents;

                        (ii) the personal items described on Schedule 1.2(ii)
                  hereto;

                        (iii) the corporate records, minutes of proceedings,
                  stock records and corporate seal of the Company, and any shares of capital stock held in the treasury of the Company;

                        (iv) any prepaid federal, state and local income taxes
                  of the Company, and any rights to or claims for federal, state and local income tax refunds; and

                        (v) the rights of the Company under this Agreement.

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                  1.3   PURCHASE PRICE.  The purchase price for the
            Assets (the "Purchase Price") shall, subject to adjustment as provided in paragraph (e) below, be the SUM of (i) $25,000,000 PLUS (ii) the Earnout Amount (as defined in paragraph (d) below). Of the Purchase Price:

                        (a) The sum of $18,000,000 shall be payable to the
                  Company in cash at the Closing, by wire transfer to such account or accounts in the United States as the Company shall designate in writing at least three (3) business days prior to the Closing.

                        (b) The sum of $4,000,000 shall be represented by the
                  Junior Subordinated Debenture of BSI Holdings, Inc., a Delaware corporation and the Purchaser's corporate parent ("Parent"), dated the Effective Date payable to the Company in the principal amount of such sum, such Debenture to be in substantially the form of Exhibit A-1 attached hereto, with the blanks completed as appropriate (the "Purchase Debenture").

                        (c) The sum of $3,000,000 shall be represented by the
                  Junior Subordinated Debenture of Parent dated the Effective Date payable to the Company in the principal amount of such sum, such Debenture to be in substantially the form of Exhibit A-2 attached hereto, with the blanks completed as appropriate (the "Rolling Debenture"). At all times while the Rolling Debenture is outstanding, up to (but not exceeding) $1,000,000 of the outstanding principal amount thereunder shall be guaranteed by Equus, pursuant to the Guaranty Agreement to be dated the Effective Date from Equus in favor of the Company and in substantially the form of Exhibit A-4 hereto (the "Guaranty").

                        (d) If the cumulative EBITDA of the Operations for the
                  twelve-month period of operations ending September 30, 1996 is more than $4,500,000 ("Baseline EBITDA"), then, as additional Purchase Price, the Purchaser shall pay the Company an amount (the "Earnout Amount") equal to the product of (i) 2.5 MULTIPLIED BY (ii) the amount by which such cumulative EBITDA exceeds the Baseline EBITDA. Of the Earnout Amount:

                              (I) Fifty percent (50%) thereof shall be paid to
                        the Company in cash by wire transfer to such account or accounts in the United

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                        States as the Company shall designate in writing to the
                        Purchaser; and

                              (II) Fifty percent (50%) thereof shall be
                        represented by Parent's Junior Subordinated Debenture dated September 30, 1996 payable to the Company in the principal amount of such sum (in two equal annual installments due on or before March 31, 1998 and 1999), such Debenture to bear interest and otherwise be in substantially the form of Exhibit A-3 attached hereto, with the blanks completed as appropriate (the "Earnout Debenture").

                  The Purchaser shall, at its own expense, cause the financial statements of the Operations for the twelve-month period ending September 30, 1996 to be audited by Mahoney Cohen Rashba & Pokart, CPA, P.C., New York, New York ("Mahoney"), or another certified public accounting firm reasonably acceptable to the parties, and the parties shall jointly instruct such accounting firm to deliver to the parties its calculation as to the amount of the Earnout Amount under this paragraph (d), calculated in accordance with such audited financial statements. In connection with such audit, the Purchaser may have its own accounting firm, Arthur Andersen LLP, review the audit work of the accounting firm performing such audit. The calculation by Mahoney of the Earnout Amount shall be final and binding on the parties unless the Company receives, within 30 days after the date of Mahoney's calculation, a written notice from the Purchaser stating with particularity any disagreements it has with such calculation of the Earnout Amount. Any disagreements between the parties with respect to the calculation of the Earnout Amount shall be resolved in accordance with paragraph (f) below. The Purchaser's obligation to pay the cash portion of the Earnout Amount shall also be covered by the Guaranty, to the extent and in the manner described in Exhibit A-4. If and to the extent the cash portion of the Earnout Amount under clause (I) above is not paid within ten business days after final resolution of the calculation of the Earnout Amount, such unpaid portion shall bear interest from and after such date at the rate of seven and three quarters percent (7.75%) per annum, provided that such rate shall increase, as of the last day of the full calendar month following the month in which such interest begins to accrue and on the last day of

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                  each calendar month thereafter, by one percent (1%) per annum, up to (but not exceeding) a maximum of eighteen percent (18%) per annum, until such cash portion of the Earnout Amount has been paid in full.

                        (e) In addition to the foregoing, if the Effective Date
                  Net Worth is other than $11,847,150 (the "Baseline Net Worth"), then (i) if the Effective Date Net Worth is more than the Baseline Net Worth, the Purchaser shall pay the amount of the difference to the Company, and (ii) if the Effective Date Net Worth is less than the Baseline Net Worth, the Company shall pay the amount of the difference to the Purchaser. Any such amount payable under this paragraph (e) shall be payable in cash by wire transfer to such account or accounts in the United States as the payee shall designate in writing. Within 30 days after the Closing Date, the Company shall, at its own expense, cause Mahoney, or another certified public accounting firm reasonably acceptable to the parties, to perform a review of the balance sheet of the Operations as of the Effective Date, and the parties shall jointly instruct such accounting firm to deliver to the parties its calculation as to the amount of the Effective Date Net Worth under this paragraph
                  (e), calculated in accordance with such reviewed balance sheet. For purposes of determining Effective Date Net Worth, there shall be no allowance for doubtful accounts, except for the reserve in the amount of $150,907.62 for Doubtful Accounts as shown on Schedule 3.9. In connection with such review, the Purchaser may have its own accounting firm, Arthur Andersen LLP, oversee the work of the accounting firm performing such review. The calculation by Mahoney of the Effective Date Net Worth shall be final and binding on the parties unless the Company receives, within 30 days after the date of Mahoney's calculation, a written notice from the Purchaser stating with particularity any disagreements it has with such calculation of the Effective Date Net Worth. Any disagreements between the parties with respect to the calculation of the Effective Date Net Worth shall be resolved in accordance with paragraph (e) below.

                        (f) If the Purchaser does not dispute the calculation of
                  the Earnout Amount under paragraph (d) above or the amount of the Effective Date Net Worth under paragraph (e) above, as applicable,

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                  then the appropriate amount shall be paid within ten business days after the Purchaser's acceptance or deemed acceptance of such calculation. However, in case of any disagreement between the parties with respect to either such calculation, as applicable, the parties shall meet in person in New York, New York to attempt to resolve any and all differences, but if any disagreement remains after 30 days following the date of the Purchaser's protest letter, then either party may submit the disputes to a partner in the New York, New York office of a "big six" certified public accounting firm, other than Arthur Andersen LLP, who, acting as an expert and not as a consultant, taking into account such materials, information and factors as such partner deems advisable, shall resolve all such disputes and whose decision shall be final and binding upon the parties. The fees and disbursements of such expert shall be borne equally between the parties. All payments under paragraphs (d) and (e) above (including the delivery of the Earnout Debenture, if applicable) shall occur within ten business days following final resolution under this paragraph
                  (f).

                        (g) At or prior to Closing the parties shall negotiate
                  in good faith regarding, and shall agree upon, the allocation of the Purchase Price among the Assets in accordance with
                  Section 1060 of the Code, and shall file their respective federal income Tax returns in accordance therewith.

                  1.4 ASSUMPTION OF LIABILITIES. The Purchaser, upon the sale and purchase of the Assets, shall, subject to Section 1.5 below, assume and agree to pay or discharge only the following liabilities and obligations of the Company (collectively, the "Assumed Liabilities"):

                        (i) trade and accounts payable incurred in the ordinary
                  course of business, and accrued expenses; and

                        (ii) obligations of the Company arising on or after the
                  Effective Date under Assumed Contracts.

                  The assumption by the Purchaser of the Assumed Liabilities shall not enlarge any rights or remedies of any third parties under any Contracts with the Company. Nothing herein shall prevent the Purchaser from contesting in good faith any of the Assumed Liabilities. At the Closing, the Purchaser shall deliver to the Com-

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            pany an instrument, dated as of the Effective Date and reasonably satisfactory in form and substance to the Company, pursuant to which the Purchaser will assume the Assumed Liabilities.

                  1.5 LIMITATIONS ON ASSUMPTION. Notwithstanding Section 1.4
            above, the Purchaser will not assume and does not agree to pay or discharge any obligations or liabilities of the Company not specifically included in the Assumed Liabilities and, in particular, the Purchaser shall not assume or agree to pay or discharge any of the following:

                        (i) liabilities and obligations for borrowed money
                  (including, without limitation, any obligations under letters of credit issued for the account of the Company);

                        (ii) liabilities or obligations with respect to all
                  Taxes based on income or profits including, without limitation, all Taxes of the Company arising out of or relating to any of the transactions contemplated hereby;

                        (iii) liabilities of the Company or the Shareholders for
                  costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                        (iv) liabilities or obligations of the Company under
                  this Agreement or the Documents contemplated hereby;

                        (v) any losses, costs, damages or expense based upon or
                  arising from any claims, litigation, legal proceedings or other actions against the Company based upon any set of facts occurring prior to the Closing;

                        (vi) all personal injury, product liability claims,
                  claims of environmental damage, claims of hazards to health, strict liability, toxic torts, enforcement proceedings, cleanup orders and other similar actions or claims instituted by private parties or any Governmental Authority, with respect to the operation of the Company prior to Closing; or

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                        (vii) any other liability or obligation not specifically
                  included within the Assumed Liabilities.

                  1.6 INSTRUMENTS OF TRANSFER. At the Closing, the Company shall deliver to the Purchaser such instruments of transfer, assignment and conveyance, including (without limitation) bills of sale, Contract assignments and assignments of motor vehicle registrations, all dated as of the Effective Date, transferring title to the Assets to the Purchaser as may reasonably be requested by the Purchaser. Such instruments shall be reasonably satisfactory in form and substance to the Purchaser and shall vest in the Purchaser good and marketable title to all the Assets, free and clear of all Liens.

                  1.7 DELIVERY OF RECORDS AND CONTRACTS. At the Closing, the
            Company will deliver to the Purchaser all of the Contracts of the Company constituting a portion of the Assets, with such assignments thereof and consents to assignment as the Purchaser shall deem necessary to assure the Purchaser of their full benefit. Simultaneously with such deliveries, the Company shall take all requisite steps to put the Purchaser in actual possession and operating control of the Assets and all of the Com- pany's business records, books and other data.

                  1.8 TAXES. Any sales or transfer taxes which may be payable in connection with the sale of the Assets under this Agreement shall be borne by the Purchaser.

                  1.9 FURTHER ASSURANCES. The Company and the Shareholders shall from time to time after the Closing, without further consideration, execute and deliver such instruments of transfer, conveyance and assignment (in addition to those delivered pursuant to Section 1.6), and shall take such other action, as the Purchaser may reasonably request to more effectively transfer, convey and assign to and vest in the Purchaser, and to put the Purchaser in actual possession and control of, each of the Assets.

            2.    THE CLOSING.

                  2.1 TIME AND PLACE. The Closing shall occur at the offices of
            Parker Chapin Flauttau & Klimpl, L.L.P., at 9:00 a.m. on August 9, 1996, or on such other date thereafter as may be designated by the Purchaser upon at least two business days' advance notice to the Company, but in no event later than August 31, 1996. The date and time of the Closing is herein called the "Closing Date". All action to be taken at the Closing as hereinafter set

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            forth, and all documents and instruments executed and delivered, and all payments made with respect thereto, shall be considered to have been taken, delivered or made simultaneously, and no such action or delivery or payment shall be considered as complete until all action incident to the Closing has been completed.

                  2.2 EFFECTIVE DATE. Notwithstanding any other provision of this Agreement or any Exhibit or Schedule hereto or Document executed in connection herewith, the Closing shall be deemed to occur, for Tax, accounting and all other purposes, effective as of the close of business on the Effective Date. From the Effective Date through the Closing Date and thereafter, all operations, revenues and assets of the Operations shall be for the account of and shall belong to the Purchaser. During such interim period, the Operations shall be conducted in the ordinary course and, in particular, no principal amortization shall be made, no extraordinary payments shall be made, and no transactions entered into or commitments made outside the ordinary course.

                  2.3 RELATED TRANSACTIONS. In addition to the pur-chase and sale of the Assets, the following transactions shall take place at the Closing:

                        (i) the Purchaser shall cause Parent to issue and
                  deliver to the Company a Warrant, in substantially the form of Exhibit B attached hereto (the "Effective Date Warrant"), to purchase an aggregate of 30,000 shares of Common Stock, $.01 par value ("Common Stock"), of Parent;

                        (ii) the Purchaser, as tenant, and the Shareholders, as
                  landlord, shall execute and deliver to the other a Lease Agreement to be dated the Effective Date and in substantially the form of Exhibit C hereto (the "Lease Agreement"), covering all of the Leased Real Property and improvements thereon as described on Schedule 3.6;

                        (iii) the Purchaser and the Shareholders shall execute
                  and deliver to each other a Non- Competition Agreement to be dated the Effective Date and in substantially the form of Exhibit D hereto (the "Non-Competition Agreement");

                        (iv) the Purchaser and each Shareholder shall each
                  execute and deliver to the other an Employment Agreement to be dated the Effective Date and in substantially the forms of Exhibits E-1 and

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                  E-2 hereto (collectively, the "Employment Agreements"); and

                        (v) Parent shall cause to be executed by all of the
                  members of its Board of Directors a unanimous written consent under which (x) the number of directors constituting the whole Board of Directors of Parent shall be increased by one, and
                  (y) whomever of the Shareholders as they shall direct prior to the Closing shall be elected as a member of the Board of Directors to fill the vacancy created by such increase in the number of directors, to serve in such position for so long as the Shareholders shall desire until the Debentures are no longer outstanding, provided that the person occupying such Board position shall, if requested by Parent, immediately resign upon payment in full of the Debentures.

            The parties agree that all Warrants issued or issuable under this Agreement shall be deemed to be issued for a value of $.01 per share of Common Stock covered by each such Warrant.

            3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS. The Company and the Shareholders jointly and severally represent and warrant to and agree with the Purchaser that:

                  3.1 ORGANIZATION AND EXISTENCE. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power to enter into and perform its obligations under this Agreement.

                  3.2 OWNERSHIP OF THE COMPANY. The Shareholders collectively own and hold all of the issued and outstanding capital stock of the Company.

                  3.3 FINANCIAL STATEMENTS. The Company and the Shareholders
            have delivered to the Purchaser true and complete copies of the Financial Statements. The Financial Statements are correct and complete, have been prepared in accordance with the books and records of the Company and present fairly the financial positions of the Company at the dates thereof and the results of its operations for the periods then ended, in each case in accordance with GAAP.

                  3.4 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Company Balance Sheet, the Company has no, and none of its assets and properties is subject to

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            any, liabilities or obligations of any kind or nature, other than unsecured trade accounts payable and accrued expenses arising in the ordinary course of business since the date of the Company Balance Sheet.

                  3.5 TITLE TO AND STATUS OF PROPERTIES. All assets, rights and properties required in the conduct of the business of the Company are owned by it and are included within the Assets or are validly leased by it under Assumed Contracts, except for the showroom office lease described in Section 7.12. The Company is in actual possession and control of all properties (including Real Property) owned or leased by it which are required in the conduct of its business, and as of the Effective Date will have good and marketable title to all of the Assets, including without limitation, all properties and assets reflected in the Company Balance Sheet (other than properties and assets reflected in such balance sheet that have been sold or otherwise disposed of in the ordinary course of business subsequent to the date of the Company Balance Sheet), free and clear of all Liens, other than (i) Liens to be fully released and discharged at or prior to Closing, or (ii) as otherwise described on Schedule 3.5.

                  3.6 REAL PROPERTY. The Company has no ownership interest in any Real Property. Schedule 3.6 sets forth a legal description of each parcel of the Leased Real Property. In addition, Schedule 3.6 briefly describes each building and major structure and improvement thereon. All of the Leased Real Property described on Schedule 3.6 is all the Real Property necessary for the conduct of the Company's business as presently conducted. The Company has not granted any sublease, license or right to the use or possession over any portion of any Leased Real Property to any other Person, other than under the Real Property Subleases described on Schedule 3.6, true and complete copies of which have been delivered to the Purchaser. Each such Real Property Sublease is in full force and effect, and neither the Company nor, to the Company's knowledge, the sublessee thereunder is in default thereof. There is not pending nor, to the knowledge of the Company, threatened any proceeding for the taking or condemnation of the Leased Real Property or any portion thereof. None of the buildings, structures or improvements located on any parcel of the Leased Real Property, or the operation or maintenance thereof as now operated or maintained, contravenes any zoning ordinance or other administrative regulation or violates any restrictive covenant or any provision of law, the effect of which would interfere with or prevent their continued use for the purposes for

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            which they are now being used. None of the Leased Real Property is located within an area that has been designated by the Federal Insurance Administration, the Army Corp of Engineers or any other governmental agency as being subject to special flooding hazards. The Company is not a "foreign person" (as defined in Section 1445(f)(3) of the Code, and the regulations issued thereunder), and the Company shall deliver at Closing a non-foreign affidavit in recordable form containing such information as shall be required by Code Section 1445(b)(2) and the regulations issued thereunder.

                  3.7 ABSENCE OF CHANGES OR EVENTS. Since the date of the
            Company Balance Sheet, the Company has not, except as described on
            Schedule 3.7:

                        (i) experienced any material adverse change in its
                  condition (financial or otherwise), business, assets, liabilities or prospects;

                        (ii) borrowed or agreed to borrow any funds or incurred,
                  or become subject to, any absolute or contingent obligation or liability, except obligations and liabilities incurred in the ordinary course of business;

                        (iii) paid any obligation or liability other than
                  current liabilities reflected in the Company Balance Sheet and current liabilities incurred since the date thereof in the ordinary course of business;

                        (iv) except in the ordinary course of business and
                  consistent with the past practices of the Company, sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, any of its assets, properties or rights, or canceled or otherwise terminated, or agreed to cancel or otherwise terminate, any debts or claims;

                        (v) entered or agreed to enter into any Contract
                  granting any preferential rights to purchase any of its assets, properties or rights, or requiring the consent of any party to the transferor assignment of any of such assets, properties or rights;

                        (vi) suffered any damages, destruction or physical
                  losses, or waived or surrendered any rights of value;

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                        (vii) made, directly or indirectly, any accrual or
                  arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee of the Company or increased or agreed to increase the rate of compensation payable by it to any of its employees;

                        (viii) terminated or otherwise made any changes in any
                  key employees of the Company;

                        (ix) experienced any labor strike or labor dispute or
                  entered into any collective bargaining agreement;

                        (x) incurred or received notice of any claim or
                  liability for any damages or alleged damages for (x) any actual or alleged negligence or other tort, or (y) breach of contract;

                        (xi) made any capital expenditures (or commitment
                  therefor) which, in the aggregate, exceed $25,000; or

                        (xii) entered into any other transaction other than in
                  the ordinary course of business.

                  3.8 TAX MATTERS. All Taxes due and payable by the Company on or before the date of this Agreement have been paid. The Company has filed all Tax returns and reports required to be filed by it with all Governmental Authorities, and all such Tax returns and reports are true and complete. True and complete copies of all such Tax returns for the preceding three years have been delivered to the Purchaser. The Company has elected, at all times since April 1, 1991, to be taxed under the provisions of Subchapter S of the Code and the corresponding provisions of the New York Franchise Tax law, has maintained such election for all years not closed by statute, and there exists no basis for overturning such election for any period prior to the date hereof. The liabilities for Taxes reflected in the Company Balance Sheet represent adequate provision for the payment of all accrued or unpaid or deferred Taxes of the Company, for all periods ended on and prior to the date of the Company Balance Sheet. No assessments of deficiencies have been made against the Company which are presently pending or outstanding, and no agreements, waivers or extensions of time are in effect for the assessment of deficiencies against it. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor,

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            independent contractor or other third party. The Assumed Liabilities do not include any obligation to make any payment that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law).

                  3.9 ACCOUNTS RECEIVABLE. All accounts receivable reflected on the Company Balance Sheet were as of the date thereof, and all accounts receivable of the Company as the Effective Date will be,
            (i) bona fide claims against debtors for services rendered and/or materials supplied, (ii) subject to no defenses, set-offs or counter-claims, except for returns of merchandise in the ordinary course of the Company's business consistent with its past experience, and (iii) subject to the provisions of Section 10.5 and, as to those accounts receivable listed on Schedule 3.9 (collectively, the "Doubtful Accounts"), subject to the reserves for Doubtful Accounts as shown on such Schedule 3.9, current and collectible in the full face amount thereof.

                  3.10 INVENTORY. The inventories reflected on the Company
            Balance Sheet and all items placed in inventory since such date are accounted for at the lower of cost or market using the first-in, first-out method in accordance with GAAP. All such inventories are accounted for net of reserves established in accordance with GAAP.

                  3.11 FIXED ASSETS. All of the Company's equipment, machinery, leasehold improvements and other fixed assets are in good operating condition, ordinary wear and tear excepted.

                  3.12 PRODUCT LICENSES. Schedule 3.12 lists all Product
            Licenses held by the Company as of the date of this Agreement. Such
            Schedule includes the name of the licensor, the identity of the licensed subject matter, the date of expiration of the license, and the amount of or formula for calculating any minimum royalties. True and complete copies of each Product License (including all amendments thereto) have been provided to the Purchaser. Each Product License is in full force and effect, and neither the Company nor, to the Company's knowledge, the licensor thereunder is in default thereunder. Without limiting the generality of the foregoing, the Company has complied in all material respects with all use restrictions and royalty payment provisions under the terms of each Product License. Except as described on Schedule 3.12, the Company's products sold under license from a single licensor under the Product Licenses did not account for more than 10% of the Company's revenues during the twelve months ended

            December 31, 1995 or the three months ended March 31, 1996.

                  3.13 CONTRACTS. Schedule 3.13 sets forth a complete
            description of every Contract of the Company, other than (i) Real Property Subleases, which are described on Schedule 3.7; (ii) Product Licenses, which are listed on Schedule 3.12; (iii) personal property leases which require annual payments of less than $10,000 in the case of one such lease or $50,000 in the aggregate; (iv) Contracts for the purchase of capital assets which do not exceed $10,000 individually or $50,000 in the aggregate; (v) purchase orders for the purchase of materials, and confirmations or invoices for the sale of inventory, on open account in the ordinary course of business, excluding those granting discounts, preferences or extended payment terms, and (vi) Contracts which by their terms involve an obligation on its part of less than $10,000 individually or $50,000 in the aggregate. Each Contract described in Schedule
            3.12 is valid and in full force and effect, and neither the Company, nor, to its knowledge, any of the other parties thereto, are in default in any material respect thereunder. A true and complete copy of each document listed on Schedule 3.13 has been delivered to the Purchaser by the Company.

                  3.14 INTANGIBLE RIGHTS. Schedule 3.14 sets forth a correct and complete list of all patents, patent applications, patent licenses, trademarks, trademark applications or trademark licenses, brand names, product names or trade names, and registered copyrights (collectively, "Intangible Rights"), owned, used by or licensed to the Company (other than Product Licenses). The Company is not charged with infringement of any Intangible Rights of any other Person, nor does the Company know of any such infringement, whether or not claimed by any person. Each license of Intangible Rights listed on Schedule 3.14 is in full force and effect, the Company is in compliance in all material respects with the terms thereof, and neither the Company nor, to its knowledge, the licensor thereof, is in default thereunder. The Company is not aware of any other person who is infringing upon the Intangible Rights of the Company.

                  3.15 INSURANCE. Schedule 3.15 lists and describes all policies of insurance held by the Company, including, without limitation, all insurance policies that are for the benefit of, or the proceeds of which are payable to, employees of the Company or their respective designees. Valid policies for such insurance, true and complete copies of which have been provided to the Purchaser, will be outstanding and duly in force at all times prior to the Closing. Such policies are in such amounts, and insure against such losses and risks, as are generally maintained for comparable businesses and properties.

                  3.16 LICENSES, PERMITS, ETC. Section 3.16 lists all licenses, franchises, permits, certificates, consents, rights and privileges issued by any Governmental Authority that are owned or held by the Company, which are all that are necessary for the conduct of the Company's business as presently conducted, except for any such license, franchise, permit, certificate, consent, right or privilege the absence of which would not have a material adverse effect on the condition, business, assets, liabilities or prospects of the Company. All such items are in full force and effect and, except as described on Schedule 3.16, are freely transferrable to the Purchaser.

                  3.17 LITIGATION. Except as described on Schedule 3.17, there is no Claim or currently effective Order pending or, to the Company's knowledge, threatened against or affecting the Company or any of the Assets, or that challenges the legality of this Agreement or any action to be taken in connection therewith.

                  3.18 COMPLIANCE WITH LAWS. The Company has complied and is in compliance in all material respects with all Laws.

                  3.19 ENVIRONMENTAL MATTERS. Subject to Section 10.6:

                        (a) The Company has complied and is in compliance in all
                  material respects with all Environmental Laws.

                        (b) Without limiting the generality of the foregoing,
                  the Company has obtained, and has complied and is in compliance in all material respects with, all permits, licenses and other authorizations that may be required pursuant to Environmental Laws for the occupation of the Leased Real Property and the operation of the Company's business.

                        (c) The Company has not received any written or oral
                  notice, report or other information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or investigatory, remedial or corrective obligations, relating to the Company's business, any of the

                  Assets or any of the Leased Real Property arising under Environmental Laws.

                        (d) Except as set forth on Schedule 3.19, none of the
                  following exists on any portion of the Leased Real Property:

                              (i) Underground storage tanks or surface
                        impoundments;

                              (ii) Asbestos-containing material in any form or
                        condition; or

                              (iii) Materials or equipment containing
                        polychlorinated biphenyls.

                        (e) The Company has not treated, stored, disposed of,
                  arranged for or permitted the disposal of, transported, handled, or Released any substance, including without limitation any Hazardous Materials, or owned or operated any facility or property, so as to give rise to liabilities for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, or similar state Environmental Laws.

                        (f) Neither this Agreement nor the consummation of the
                  transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of any Governmental Authority or third parties, pursuant to any so-called "transaction-triggered" or "responsible property transfer" Environmental Laws.

                        (g) Without limiting the foregoing, no facts, events or
                  conditions relating to the past or present facilities, properties or operations of the Company will prevent, hinder or limit continued compliance with Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws, or give rise to any other liabilities (whether accrued absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws, including without limitation any relating to onsite or offsite Releases or threatened Releases of Hazardous Materials, substances or wastes, personal injury, property damage or natural resource damage.

                  3.20 EMPLOYEES. Schedule 3.20 correctly and completely lists the names and annual rates of salary and other compensation of all non-hourly employees of the Company. Schedule 3.20 also sets forth the date of the last salary increase for each employee listed thereon, and the outstanding balances of all loans and advances made by the Company to any such employee. No employee of the Company is covered by any union or collective bargaining Contract. There are not pending or threatened against the Company any general labor disputes, strikes or concerted work stoppages, and there are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association with respect to any employees of the Company. The Company believes its relations with its employees are good, and it is not aware that any key management employee is about to terminate his employment with the Company or would refuse to be hired by the Purchaser in connection with the transfer of the Assets.

                  3.21 EMPLOYEE BENEFIT PLANS. Schedule 3.21 lists all plans,
            Contracts, programs and policies (including, without limitation, defined pension, defined contribution, profit sharing, thrift, bonus, deferred compensation, severance, retirement, disability, medical, life, dental and accidental insurance, vacation, sick leave, death benefit and other similar employee benefit plans and policies) maintained by the Company providing benefits to any employee or former employee of the Company (collectively, the "Plans"). The Company has delivered to the Purchaser true and complete copies of all documents embodying the Plans. None of the Plans constitutes a Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA), any other employee benefit plan covered by Title IV of ERISA, or any defined benefit pension plan or defined contribution plan within the meaning of ERISA. The Company has complied with ERISA in connection with the establishment and administration of each Plan described on Schedule 3.21, and there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect thereto.

                  3.22 CUSTOMERS AND SUPPLIERS. Schedule 3.22 lists, by dollar volume paid for the twelve-month period ended on September 30, 1995 and the six-month period ended on March 31, 1996, the ten largest suppliers and the ten largest customers of the Company. The Company believes that its relationship with its significant customers and suppliers is good, and the Company is unaware that any such customer or supplier is about to terminate such relationship or would terminate such relationship in the event of the sale contemplated hereunder.

                  3.23 AFFILIATED PARTY TRANSACTIONS. Except as described on
            Schedule 3.23, no Affiliate of the Company (i) is a party to or has any interest in any Contract with the Company, (ii) has any outstanding loan to or receivable from the Company, or (iii) has any ownership interest, directly, indirectly or beneficially, in any competitor or supplier of the Company. All Contracts, arrangements and interests described on Schedule 3.23 have been entered into in arms-length transactions on terms not materially less favorable to the Company than would have been obtained from unaffiliated Persons.

                  3.24 BOOKS AND RECORDS. All books and records of the Company are true, correct and complete in all material respects, have been maintained by the Company in accordance with good business practice and in accordance with all Laws applicable to the Company.

                  3.25 FINDERS. Except as described in Section 14.1, neither the
            Company nor either Shareholder is a party to or in any way obligated under any Contract, and there are no outstanding claims against any of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                  3.26 AUTHORITY OF THE COMPANY. The execution, delivery and performance by the Company of this Agreement and the Documents to which it is a party have been duly authorized by its Board of Directors. This Agreement has been duly executed and delivered by the Company. This Agreement is, and such Documents upon their execution and delivery as herein provided will be, legally binding and enforceable against the Company in accordance with their respective terms. Neither the execution, delivery nor performance by the Company of this Agreement or such Documents, nor consummation of the transactions contemplated hereby or thereby, will result in a violation or breach of, nor constitute a default or accelerate the performance required under, or require the consent of any other Person pursuant to, (i) the Articles of Incorporation or bylaws of the Company, (ii) any material term contained in any Contract to which the Company is a party or by which it or any of the Assets are bound, except for those Contracts for which consent is required as described on Schedule 3.26, or (iii) any Order applicable to the Company or any of the Assets.

                  3.27 AUTHORITY OF THE SHAREHOLDERS. Each Shareholder has full authority to enter into this Agreement and the Documents to which he or she is a party and to perform his or her obligations hereunder and thereunder, and neither the execution, delivery nor performance of this Agreement or such other Documents by such Shareholder will result in a violation or breach of any material term or provision of, nor constitute a default under, any Contract to which such Shareholder is a party or by which he, she or any of the Assets are bound, or violate any Order. This Agreement is, and such other Documents upon their execution and delivery as herein provided will be, valid and binding obligations of the Shareholders enforceable against each of them in accordance with their respective terms.

                  3.28 ACQUISITION OF THE SECURITIES. The Securities to be
            acquired by the Company hereunder will be acquired by it for investment purposes only and not with the present intention or view to, or resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, except that the Company intends to distribute the Securities to the Shareholders following the Closing, and the Shareholders have no such present intention or view for resale. The Company and the Shareholders understand that none of the Securities is registered under such Securities Act or any state securities or blue sky laws, and that the Purchaser is under no obligation to register any of the Securities under any such laws. The Company and the Shareholders further understand that transferability of the Securities will be restricted in accordance with applicable state and federal securities laws, and that a restrictive legend to such effect will be inscribed thereon. The Company and the Shareholders have had full opportunity to receive such information and ask such questions of representatives of the Purchaser concerning the Purchaser and its business, operations, assets and prospects, and concerning an investment in the Securities, as the Company and the Shareholders have deemed appropriate in order to make an informed investment decision with respect to the Securities.

                  3.29 FULL DISCLOSURE. The representations and war- ranties made by the Company and the Shareholders hereunder or in any Schedules, certificates or other Documents furnished to the Purchaser pursuant hereto or thereto, do not and will not contain any untrue statement of a fact or omit to state a fact required to be stated herein or therein or necessary to make the representations or warranties herein or therein, in light of the circumstances in which they are made, not misleading.

                  3.30 SCHEDULES. The various Schedules referred to in this
            Section 3 have been prepared as of the date hereof (unless the information contained therein is required to be presented as of a specific date), have been delivered to the Purchaser in a separate binder or volume contemporaneously with the execution of this Agreement and have been signed for identification by the Company and the Shareholders.

            4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to and agrees with the Company and the Shareholders that:

                  4.1 ORGANIZATION AND EXISTENCE. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the Documents to which it is a party. The Purchaser is duly qualified as a foreign corporation in the State of New York. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  4.2 AUTHORITY OF THE PURCHASER AND PARENT. The execution,
            delivery and performance by the Purchaser of this Agreement and the Documents to which it is a party have been duly authorized by its Board of Directors. This Agreement is, and upon execution and delivery as herein provided such other Documents will be, valid and binding upon the Purchaser and enforceable against the Purchaser in accordance with their respective terms. Neither the execution, delivery or performance by the Purchaser of this Agreement or such other Documents will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Articles of Incorporation or bylaws of the Purchaser or under any Contract to which it is a party or by which it or its property is bound (except for any such Contracts for which it has obtained valid consents), or violate any Order. The issuance and delivery by Parent of the Securities have been duly authorized by its Board of Directors. Upon execution and delivery as herein provided, each of the Securities will be valid and binding upon Parent and enforceable against Parent in accordance with their respective terms. The issuance by Parent of the Securities will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or bylaws of Parent or under any Contract to which it is a party or by which it or its property is bound

            (except for any such Contracts for which it has obtained valid consents), or violate any Order.

                  4.3 FINDERS. The Purchaser is not a party to or in any way obligated under any contract or other agreement, and there are not outstanding claims against it, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                  4.4 CAPITALIZATION. The authorized capital stock of the Parent consists of (i) 1,000,000 shares of Common Stock, $.01 par value, of which 330,555 shares are presently issued and outstanding as of the date hereof; and (ii) 2,000,000 shares of Preferred Stock, $.01 par value, of which (x) 650,000 shares have been designated as Series A-1 Preferred Stock, all of which shares are issued and outstanding, and (y) 300,000 shares have been designated as Series A-2 Preferred Stock, all of which shares are issued and outstanding. The outstanding shares of Common Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as disclosed on
            Schedule 4.4, Parent does not have any outstanding capital stock or securities convertible into or exchangeable for any shares of its capital stock, or any outstanding rights (either preemptive or other) to subscribe for or to purchase, or any outstanding rights or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any outstanding calls, commitments or claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of Parent.

                  4.5 FINANCIAL STATEMENTS. The Purchaser has delivered to the
            Company true and complete copies of its balance sheets at December 30, 1995 and December 31, 1994 and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended, together with the audit report thereon of Arthur Andersen LLP dated April 22, 1996. Such financial statements are correct and complete, have been prepared in accordance with the books and records of the Purchaser and present fairly the financial positions of the Purchaser at the dates thereof and the results of its operations for the periods then ended, in each case in accordance with GAAP.

                  4.6 FULL DISCLOSURE. The representations and warranties made by the Purchaser hereunder or in any Schedule, certificates or other Documents furnished to the Company and the Shareholders pursuant hereto or thereto, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the representations or warranties herein or therein, in light of the circumstances in which they are made, not misleading.

            5. COVENANTS OF THE COMPANY AND THE SHAREHOLDERS PENDING CLOSING. The Company and the Shareholders jointly and severally covenant with the Purchaser that:

                  5.1 CONDUCT OF BUSINESS. From the date of this Agreement to the Closing Date, the Company will be operated only in the ordinary course of business, and, in particular, without the prior written consent of the Purchaser, the Company will not, and the Shareholders will not cause or permit the Company to:

                        (i) cancel or permit any insurance to lapse or
                  terminate, unless renewed or replaced by like coverage;

                        (ii) enter into any Contract outside the ordinary course
                  of business; or

                        (iii) hire, fire, reassign or make any other change in
                  key personnel of the Company, or increase the rate of compensation of or declare or pay any bonuses to any employee in excess of that listed on Schedule 3.20;

                        (iv) cause or permit any of the events or conditions
                  described in Section 3.7 to occur or exist; or

                        (v) take any other action which would cause any of the
                  representations and warranties made in Section 3 hereof not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if the same had been made on and as of the Closing Date.

                  5.2 ACCESS TO INFORMATION. Prior to Closing, the Shareholders
            and the Company will give to the Purchaser and its counsel, accountants and other representatives, full and free access to all of the properties, books, Contracts and records of the Company so that the Purchaser may have full opportunity to make such investigation as it shall desire to make of the affairs of the Company.

                  5.3 PRESERVATION OF GOODWILL. Prior to the Closing, the
            Company and the Shareholders will use their best efforts to preserve the business organization of the Company, to keep available to the Purchaser the services of the employees of the Company and to preserve for the Purchaser the goodwill of all suppliers, customers and others having business relations with the Company.

                  5.4 CONSENTS AND APPROVALS. The Company and the Shareholders
            will use their best efforts to obtain the necessary consents and approvals of other Persons which may be required to be obtained on their part to consummate the transactions contemplated by this Agreement. Such consents shall include, without limitation, the written consent, in a form reasonably acceptable to the Purchaser, of (i) the licensors under those Product Licenses which are noted on
            Schedule 3.27 as requiring consent as a condition to the Closing hereunder, and (ii) the parties to the other Contracts listed on
            Schedule 3.27 (collectively, the "Required Consents").

                  5.5 NO SHOP. Prior to the Closing, neither the Company nor either Shareholder shall directly or indirectly enter into any Contract, or initiate, solicit or encourage any offers, proposals or expressions of interest, or otherwise hold any discussions with any potential buyers, investment bankers or finders, with respect to the possible sale or other disposition of all or any substantial portion of the Assets, the sale of all or a controlling interest in the stock of the Company, or the merger or consolidation of the Company, other than with the Purchaser. If the Company or either Shareholder receive any offer or expressions of interest for such a transaction, the Company or such Shareholder shall promptly advise the Purchaser thereof.

                  5.6 HSR ACT FILING. The Shareholders shall promptly prepare and cause to be filed a premerger notification and report as the acquired person under the HSR Act and shall request early termination in connection therewith. The Company and the Shareholders shall promptly respond to any inquiries of the Federal Trade Commission or Department of Justice in connection with such filing and shall coordinate the foregoing with the Purchaser.

                  5.7 SUBORDINATION. In connection with the financing to be
            provided to the Purchaser as described in Section 7.10, the Company agrees to execute and deliver in favor of the Company's lender(s) such subordination agreements, relating to the Debentures and the payment of any Earnout Amount pursuant to Section 1.3, as such lender(s) may reasonably request.

            6. COVENANTS OF THE PURCHASER PENDING CLOSING. The Pur- chaser covenants with the Company and the Shareholders that:

                  6.1 CONSENTS AND APPROVALS. The Purchaser will use its best efforts to obtain the necessary consents and approvals of other Persons which may be required to be obtained on its part to consummate the transactions contemplated in this Agreement.

                  6.2 CONFIDENTIALITY. Prior to the Closing, the Purchaser and
            its representatives will hold in confidence any data and information obtained with respect to the Company from any representative, officer, director or employee of the Company, including their accountants or legal counsel, or from any books or records of any of them, in connection with the transactions contemplated by this Agreement. If the transactions contemplated hereby are not consummated, neither the Purchaser nor its representatives shall use such data or information or disclose the same to others, except as such data or information is published or is a matter of public knowledge or is required by Law to be disclosed. If this Agreement is terminated for any reason, all written data and information obtained by the Purchaser from the Company or its representatives in connection with the transactions contemplated by this Agreement shall be returned to the Company.

                  6.3 HSR ACT FILING. The Purchaser shall promptly cause Equus, the ultimate parent entity of the acquiring person, to prepare and file a premerger notification and report for the acquiring person under the HSR Act and shall request early termination in connection therewith. The Purchaser shall be responsible for paying the statutory filing fee in connection therewith. The Purchaser shall promptly respond to any inquiries of the Federal Trade Commission or Department of Justice in connection with such filing and shall coordinate the foregoing with the Company and the Shareholders.

            7. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser under this Agreement shall be subject to the following conditions, any of which may be expressly waived by it in writing:

                  7.1 REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED.
            The Purchaser shall not have discovered any material error, misstatement or omission in the repre- sentations and warranties made by the Company and the

            Shareholders in this Agreement; the representations and warranties made by the Company and the Shareholders herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Company and the Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Purchaser shall have received a certificate, signed by the Shareholders and an executive officer of the Company, to the effect of the foregoing provisions of this
            Section 7.1.

                  7.2 OPINION OF COUNSEL. The Company and the Shareholders shall have caused to be delivered to the Purchaser an opinion of Parker Chapin Flauttau & Klimpl, L.L.P., counsel for the Company and the Shareholders, dated the Closing Date substantially in the form of Exhibit F hereto.

                  7.3 CONSENTS AND APPROVALS. The Shareholders and the Company
            shall have obtained all of the Required Consents.

                  7.4 NO LOSS OR DAMAGE. Prior to the Closing there shall not have occurred any loss or damage to any material portion of the Assets (regardless of whether such loss or damage was insured).

                  7.5 APPROVAL BY COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been approved by counsel for the Purchaser, and such counsel shall have been furnished with such certified copies of actions and proceedings and other instruments and documents as they shall have reasonably requested.

                  7.6 NO MATERIAL ADVERSE CHANGE. Prior to the Closing, there shall have occurred no material adverse change in the condition (financial or otherwise), business, assets, liabilities or prospects of the Company since the date of the Company Balance Sheet, nor shall the Company have lost any material customer or have received notice of cancellation or intent to cancel from any other party to a Product License, Real Property Sublease, or other material Assumed Contract.

                  7.7 HSR ACT FILING. Any Person required in connection with the transactions contemplated hereby to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

                  7.8 RELATED TRANSACTIONS. The Shareholders shall have executed and delivered to the Purchaser the Lease Agreement, the Non-Competition Agreement and their respective Employment Agreements.

                  7.9 ENVIRONMENTAL REPORT. Provided that there shall have been conducted prior to execution of this Agreement, at Purchaser's expense, a Phase I (and, if deemed necessary by Purchaser, a Phase
            II) environmental site assessment of the Company and the Leased Real Property by an environmental consulting firm selected by Purchaser, then the results of the report of such firm (together with the remedial action, if any, taken by the Company in response thereto) shall be satisfactory to Purchaser in its sole discretion.

                  7.10 FINANCING COMMITMENT. The Purchaser shall have received a written commitment from a financial institution reasonably acceptable to it, containing such terms and conditions and otherwise in form and substance acceptable to the Purchaser, providing for the extension of financing in order to provide the portion of the Purchase Price for the Assets not furnished by the Purchaser or obtained by the Purchaser from other sources, and such commitment shall have been funded in such amount contemporaneously with the Closing, subject to the satisfaction of any conditions set forth in such commitment.

                  7.11 BUILDING INSPECTION. There shall have been conducted, at the Purchaser's expense, a building inspection of the buildings and improvements located on the Leased Real Property, and the results of such inspection shall be satisfactory to the Purchaser in its sole discretion.

                  7.12 PLYMOUTH, INC.. Plymouth, Inc., a New York corporation of which the Shareholders are the sole shareholders, shall have sold and assigned to the Purchaser all of its assets and properties, consisting of rights under a showroom office lease in Manhattan, New York, in form and substance acceptable to the Purchaser.

            8. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Company and the Shareholders in writing:

                  8.1 REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED.
            The Company and the Shareholders shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Purchaser in this Agreement; the representations and warranties made by the Purchaser herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; and the Company and the Shareholders shall have received a certificate, signed by an executive officer of the Purchaser, to the effect of the foregoing provisions of this Section 8.1.

                  8.2 OPINION OF COUNSEL. The Purchaser shall have caused to be delivered to the Company and the Shareholders an opinion of Snell & Smith, A Professional Corporation, counsel for Purchaser, in substantially the form of Exhibit G hereto.

                  8.3 CONSENTS AND APPROVALS. The Purchaser shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

                  8.4 RELATED TRANSACTIONS. Parent shall have issued and
            delivered the Effective Date Warrant to the Company and shall have elected to its Board of Directors whomever of the Shareholders as they direct as described in Section 2.3(v), and the Purchaser shall have executed and delivered to the Shareholders the Lease Agreement, the Non-Competition Agreement and their respective Employment Agreements.

                  8.5 APPROVAL BY COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been approved by counsel for the Company and the Shareholders, and such counsel shall have been furnished with such certified copies of actions and proceedings and other instruments and documents as they shall have reasonably requested.

                  8.6 HSR ACT FILING. Any Person required in connection with the transactions contemplated hereby to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

                  8.7 BACK-TO-BACK LETTERS OF CREDIT. The Purchaser shall have caused Fleet National Bank, or another financial institution reasonably acceptable to the Company, to issue and deliver to the Company or its lender a standby letter of credit in favor of the Company or its lender as beneficiary with respect to each documentary letter of credit described on Schedule 3.13 hereto (true and correct copies of which have been provided to the Purchaser, collectively the "Company Letters of Credit"), in an amount equal to the aggregate outstanding balance thereof as of the Closing Date, with the same expiry dates and otherwise on substantially the same terms as each Company Letter of Credit; or the Purchaser and its lender shall have otherwise entered into financial accommodations reasonably satisfactory to the Company and the issuer of Company Letters of Credit to enable such issuer to release its Liens against the Assets which secure the Company's reimbursement obligations under the Company Letters of Credit.

                  8.8 EQUUS. Equus shall have executed and delivered to the
            Shareholders (i) the Guaranty and (ii) its written agreement, mutually acceptable in form and substance to the parties, under which Equus agrees to vote its shares of Common Stock of Parent in favor of the election to Parent's Board of Directors whomever of the Shareholders may be directed by them, for so long as the Debentures are outstanding.

            9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRAN- TIES.

                  9.1 NATURE OF STATEMENTS. All statements contained herein or in any Schedule, certificate or other Document delivered by or on behalf of any party pursuant to this Agreement, shall be deemed representations and warranties by such party.

                  9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of
            any investigation made at any time by or on behalf of any party hereto, all covenants, representations and warranties made hereunder or pursuant hereto by any party shall not terminate on the Closing Date but shall survive the Closing and continue in full force and effect (i) until expiration of the applicable tax statute of limitations under federal or state Law, as applicable, with respect to representations and warranties under Section 3.8, (ii) for the term of the Lease Agreement, with respect to representations and warranties under Section 3.19, (iii) until expiration of the applicable state statute of limitations, with respect to representations and warranties, under Sections 3.1, 3.2, 3.5 and
            3.25 through 3.29, and (iv) until June 30, 1998, in the case of all other representations and warranties under this Agreement, at which time (as applicable) the same shall terminate except for any such representation or warranty as to which a Claim has been asserted prior to such termination, which shall survive until such Claim is finally resolved.

            10.   INDEMNIFICATION.

                  10.1 INDEMNIFICATION BY THE COMPANY AND THE SHAREHOLDERS.
            Subject to the remaining provisions of this Section 10, the Company and the Shareholders jointly and severally agree to indemnify and hold harmless the Purchaser and its successors and assigns from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of (i) any breach or default in the performance by the Company and either Shareholder of any of their respective covenants or agreements contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Company and either Shareholder herein, in any Schedule delivered to the Purchaser pursuant hereto or in any certificate or other Document delivered by or on behalf of any of them pursuant hereto, (iii) any Claim made against the Purchaser in respect of any liabilities or obligations of the Company (whether absolute or contingent) other than the Assumed Liabilities, and (iv) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                  10.2 INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to indemnify and hold harmless the Company and the Shareholders and their respective heirs, successors and assigns from and against any Losses which are caused by or arise out of (i) any breach or default in the performance by the Purchaser of any covenant or agreement of the Purchaser contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Purchaser herein or in any certificate or other Document delivered by or on behalf of the Purchaser pursuant hereto, (iii) any Claim made against the Company in respect of the Assumed Liabilities, (iv) any Claim asserted against the Company in respect of the conduct of the Operations after the

            Closing, and (v) any and all actions suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                  10.3 THIRD PARTY CLAIMS. If any third person asserts a Claim against an indemnified party hereunder that, if successful, might result in a claim for indemnification against an indemnifying party hereunder, the indemnifying party shall be given prompt written notice thereof and shall have the right (i) to participate in the defense thereof and be represented, at his, her or its own expense, by advisory counsel selected by him, her or it, and (ii) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connection therewith. Notwithstanding the foregoing, if within ten business days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (i) to participate in the defense thereof and be represented, at his, her or its own expenses, by advisory counsel selected by him, her or it, and (ii) to approve any settlement if the indemnified party's interests are, or would be, affected thereby.

                  10.4 OFFSET. If the Company or either Shareholder becomes
            obligated to indemnify the Purchaser pursuant to this Section 10 at any time when either the Purchase Debenture or the Earnout Debenture is or may become outstanding, Parent may set-off all or any part of the amount of such indemnification obligations against the unpaid principal balance of and unpaid accrued interest on either or both of such Debentures. The exercise of such right of set-off by Parent hereunder shall be evidenced by means of a written notice to such effect given by the Purchaser or Parent to the Company and the Shareholders. Upon the exercise by the Parent of its right of set-off, the amount which the Parent is entitled to set-off against such Debentures hereinabove provided, shall be, and shall be deemed to be, applied in reduction of, and shall constitute a payment or prepayment of, the accrued and unpaid interest then outstanding and then to the next maturing installments of principal. The Company and the Shareholders hereby agree, and all subsequent holders of the Purchase and Earnout Debentures by acceptance thereof will thereby agree, to endorse the amount of such reduction or payment or prepayment on the reverse side of each Debenture as a credit against the unpaid balance of principal of and unpaid accrued interest thereon. Unless otherwise specified in such notice, any such offset shall be applied on a pro rata basis among the Purchase and Earnout Debentures in accordance with their respective outstanding balances of principal and interest.

                  10.5 COLLECTION OF ACCOUNTS. Notwithstanding any other
            provision of this Agreement, the Purchaser's remedy in respect of the collectibility of the accounts receivable included in the Assets, including any claims arising under clause (iii) of Section 3.9, shall be governed by the provisions of this Section 10.5. If, as of December 31, 1997 (the "Receivables Reconciliation Date"), there remain uncollected any accounts receivable included in the Assets, other than the Doubtful Accounts (collectively, "Effective Date Receivables"), then upon the Purchaser's written certification to such effect given to the Company and the Shareholders, the Company and the Shareholders shall, jointly and severally, pay to the Purchaser the amount by which those Effective Date Receivables which then remain uncollected ("Uncollected Effective Date Receivables") exceed the sum of (I) the amount (if any) by which collections on Doubtful Accounts from the Effective Date through the Receivables Reconciliation Date exceed $150,907.62, PLUS (II) $100,000 (the "Receivables Basket"). For purposes of this Section 10.5, an account (the "Receivables Basket Account") shall be maintained, which on the Effective Date shall be zero, shall be increased by any application of the Receivables Basket against Uncollected Effective Date Receivables, and shall be reduced by the amount of any collections on those uncollected accounts for which there has been a prior addition thereto. For purposes hereof, if the Purchaser factors or otherwise sells any of the accounts receivable included in the Assets, the Company shall be given full credit for the face amount thereof (regardless of the amount of the net proceeds from such factoring actually received by the Purchaser), unless the Company otherwise agrees. If and to the extent that the Purchaser receives any collections on Effective Date Receivables after the Receivables Reconciliation Date, then such collections shall be applied (i) first, to the reduction of any positive balance in the Receivables Basket Account as described above, and such collections may therefore be retained by the Purchaser, until the Receivables Basket Account has been reduced to zero, and (ii) second, after the Receivables Basket Account has been reduced to zero, any collections thereafter shall promptly be paid to the Company. Likewise, if, as of December 31, 1998, there remain uncollected any of the Doubtful Accounts, then upon the Purchaser's written certification to such effect given to the Company and the Shareholders, the Company and the Shareholders shall, jointly and severally, pay to the Purchaser the amount by which those Doubtful Accounts which then remain uncollected ("Uncollected Doubtful Accounts") exceed the sum of (i) $150,907.62 PLUS (ii) the amount (if any) by which the Receivables Basket exceeds the remaining balance, if any, in the Receivables Basket Account. There shall be no further payments or reconciliations after the reconciliation on December 31, 1998 as described above. The foregoing shall in no event apply to claims in respect of clauses
            (i) or (ii) of Section 3.9.

                  10.6 ENVIRONMENTAL INDEMNITY. Notwithstanding any other
            provision of this Agreement, the Purchaser's remedy in respect of the environmental condition of the Leased Real Property and the Company's compliance with Environmental Laws, including any claims arising under Section 3.19, shall be governed by the provisions of this Section 10.6. The Company and the Shareholders jointly and severally agree to indemnify and hold harmless the Purchaser and its successors and assigns from and against any and all Losses which are caused by or arise out of (i) any breach of warranty or inaccurate or erroneous representation made by the Company and either Shareholder in Section 3.19, (ii) any of the environmental hazards, conditions, exposure or contingencies described on Schedule 3.19, and (iii) any and all actions suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing; provided, however, that the indemnification obligations of the Company and the Shareholders under this Section 10.6 shall be limited to the extent such Losses exceed $75,000 in the aggregate.

            11.   TERMINATION.

                  11.1 BEST EFFORTS TO SATISFY CONDITIONS. The Company and the
            Shareholders agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 7 hereof and the Purchaser agrees to use its best efforts to bring about the satisfaction of the conditions specified in Section 8 hereof.

                  11.2 TERMINATION. This Agreement may be terminated prior to
            Closing by:

                        (a) the mutual consent of the Company, the Shareholders
                  and the Purchaser;

                        (b) the Purchaser if a material default shall be made by
                  the Company or the Shareholders in the observance or in the due and timely performance by any of their covenants herein contained, or if there shall have been a breach or misrepresentation by the Company or the Shareholders of any of their warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Company or the Shareholders at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Purchaser in writing;

                        (c) the Company and the Shareholders if a material
                  default shall be made by the Purchaser in the observance or in the due and timely performance by the Purchaser of any of the covenants of the Purchaser herein contained, or if there shall have been a material breach or misrepresentation by the Purchaser of any of its warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Company and the Shareholders in writing;

                        (d) the Company, the Shareholders or the Purchaser, if
                  the Closing has not occurred by August 31, 1996.

                  11.3 LIABILITY UPON TERMINATION. If this Agreement is
            terminated under paragraph (a) or (d) of Section 11.2, then no party shall have any liability to any other party hereunder. If this Agreement is terminated under paragraph (b) or (c) of Section 11.2, then (i) the party so terminating this Agreement shall not have any liability to any other party hereto, provided the terminating party has not breached any representation or warranty or failed to comply with any of its covenants in this Agreement, and (ii) such termination shall not prejudice the rights and remedies of the terminating party against any other party which has breached any of its representations, warranties or covenants herein prior to such termination.

            12.   COVENANTS FOLLOWING CLOSING.

                  12.1 CHANGE OF NAME. Promptly following the Closing (but in no event later than 30 days thereafter), the Shareholders shall cause the Articles of Incorporation of the Company to be amended so as to change its name to one wholly dissimilar to "Plymouth Mills," and will furnish the Purchaser with written evidence of such amendment.

                  12.2  EMPLOYEE MATTERS.

                        (a) CONTINUED EMPLOYMENT. Upon the Closing, the
                  Purchaser shall offer employment to all employees of the Company at not less than their same salaries and wages as are in effect immediately prior to the Closing, except for any such employees identified by the Purchaser prior to the Closing who will not be so offered employment. Each such employee shall be entitled to all benefits available generally to employees of the Purchaser. The foregoing shall not prohibit the Purchaser from terminating the employment of any such employee following the Closing, modifying or terminating any benefits following the Closing, or changing the terms of any employee's employment, to the extent permitted by Law and by Contract.

                        (b) WELFARE PLANS. The Purchaser shall not assume any of
                  the Company's "employee welfare benefit plans" as that term is defined in Section 3(1) of ERISA. The Purchaser shall, however, provide such employees the same benefits as are provided generally to other employees of the Purchaser. The Purchaser agrees that all such personnel who are to be employed by the Purchaser following the Closing as provided in paragraph (a) above shall, to the extent allowed under any applicable plan or insurance policy maintained by Purchaser with respect to any of its employee welfare benefit plans, be given credit for all years of service with the Company for purposes of determining eligibility for, and duration and amount of, all benefits to be extended under all employee welfare benefit plans provided by the Purchaser (including without limitation life insurance, medical, dental and disability benefits and paid vacation). The Purchaser shall assume the Company's obligations as of the Effective Date for accrued vacation pay and sick pay.

                        The Company shall provide all continuation medical or
                  dental coverage required to be provided under any federal, state or local law, including the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), to any employees not employed by the Purchaser under paragraph (a) above (to the extent such employees elect such coverage), and shall continue to provide such coverage which the Company is then providing to any former covered employee, or to any qualified beneficiary of any former covered employee, as of the Closing. The terms "continuation coverage," "covered employee," "qualified beneficiary," and "qualifying event" shall have the meanings given such terms in Section 4980B of the Code or Sections 601 through 608 of ERISA.

                        (c) EMPLOYEE WITHHOLDING. With respect to withholding,
                  F.I.C.A. and similar tax collections applicable to employees of the Company, the Company and the Purchaser agree to adopt the alternative procedure described in Section 5 of Revenue Procedure 84-77 promulgated by the Internal Revenue Service ("IRS").

                  12.3 TAXES. The Company and the Shareholders shall be fully responsible for paying all income Taxes, and for preparing and filing all income Tax returns and reports, for all periods prior to the Closing. If, as a result of any step-up in the federal income Tax basis of property, plant and equipment included within the Assets as a result of the allocation of the Purchase Price among the Assets as contemplated in Section 1.3(g), the Company becomes subject to additional federal income Tax liability that it would not otherwise had become subject to if no step-up in basis of such property had occurred, then promptly following the Company's filing of its federal income Tax return in respect of such Tax liability and payment of such additional Taxes, the Purchaser shall reimburse the Company for the amount of such additional federal income Tax so due. As a condition to such payment, the Company and the Shareholders shall deliver to the Purchaser their written certification of the additional federal income Tax payment to which the Purchaser's reimbursement obligation hereunder applies, and if the Purchaser disagrees with any portion of such certification, then the parties shall observe the same procedures for resolving such dispute that are outlined in Section 1.3(f). In no event shall the Purchaser's obligations under this Section 12.3 apply to any tax on net recognized built-in gains which may be imposed pursuant to Code
            Section 1374.

                  12.4 ADDITIONAL WARRANTS. If, as provided in the Rolling
            Debenture, the "Maturity Date" (as defined therein) is extended for any of the twelve-month periods described therein, then promptly following each such extension the Purchaser shall cause Parent to issue and deliver to the Company (or to the Shareholders, if they are then the "Holders," as defined in the Rolling Debenture, of the Rolling Debenture) Warrants to purchase shares of Common Stock of Parent (herein referred to as "Additional Warrants"), each Additional Warrant having the same exercise price, term and other general provisions and conditions of the Effective Date Warrant, substantially in the form of Exhibit B hereto, except that the number of shares of Parent's Common Stock covered by each Additional Warrant upon each such extension of the Maturity Date shall be equal to the product of (i) a fraction, the numerator of which is the outstanding principal balance of the Rolling Debenture on the date of such extension and the denominator of which is $3,000,000, MULTIPLIED BY (ii) the number of shares shown below applicable to such extension:

                                                     Then the Number of
                                                    Shares to be Covered
                  If Maturity Date                   by the Additional
                  is Extended Past                  Warrant To Then Be
                     December 31,                         Issued Is
                  ----------------                  --------------------
                        1997                                6,000
                        1998                                6,000
                        1999                                6,000
                        2000                                6,000
                        2001                                6,000
                        2002                                6,000

                  12.5 SKY-LITE LITIGATION. The Purchaser agrees that, if the
            Purchaser receives in cash any settlement, judgment or other similar proceeds from any claim, proceeding or litigation arising from the Sky-Lite Fashion matter described under Item 3 on Schedule 3.17, the Purchaser will pay 100% of the net proceeds therefrom (after deducting unreimbursed expenses, fees and other costs associated therewith) to the Company, PROVIDED THAT (i) the Company and the Elensons jointly and severally agrees to be fully responsible for, and shall indemnify the Purchaser in respect of, all such costs, fees and expenses of maintaining any such action or proceedings,
            (ii) the Purchaser shall have a reasonable right of control over the conduct of such action or proceedings, and (iii) the Company and the Shareholders jointly and severally shall indemnify the Purchaser for any Losses (as defined in Section 10.1) arising from any counterclaim or cross claim asserted against the Purchaser in connection therewith.

                  13. DEFINITIONS. For purposes of this Agreement:

                  "1994 ANNUAL FINANCIAL STATEMENTS" means the audited Balance
            Sheets of the Company at September 30, 1994 and 1993 and the related audited Statements of Income, Retained Earnings and Cash Flows for the respective twelve-month periods of operations then ended, together with the footnotes and other supplementary information thereto and the audit report thereon of Mahoney dated December 9, 1994.

                  "1995 ANNUAL FINANCIAL STATEMENTS" means the audited Balance
            Sheets of the Company at September 30, 1995 and 1994 and the related audited Statements of Income, Retained Earnings and Cash Flows for the respective twelve-month periods of operations then ended, together with the footnotes and other supplementary information thereto and the audit report thereon of Mahoney dated November 17, 1995.

                  "ADDITIONAL WARRANTS" means all Warrants, if any, which may be issued by Parent to the Company pursuant to Section 12.4.

                  "AFFILIATE," with respect to any Person, means any Person
            directly or indirectly controlling, controlled by or under common control with such Person.

                  "AGREEMENT" means this Asset Purchase Agreement, as amended or supplemented in accordance with the provisions hereof, together with all Schedules and Exhibits hereto.

                  "ASSETS" means all of the assets, rights and properties
            described in Section 1.1.

                  "ASSUMED CONTRACTS" means the Real Property Subleases, the
            Product Licenses and the other Contracts referred to in Section 1.1(v).

                  "ASSUMED LIABILITIES" means the liabilities and obligations of the Company to be assumed by the Purchaser pursuant to Section 1.4, subject to Section 1.5.

                  "BASELINE EBITDA" has the meaning given such term in Section
            1.3(d).

                  "BASELINE NET WORTH" has the meaning given such term in
            Section 1.3(e).

                  "CLAIM" means any action, suit, claim or legal, administrative or arbitral proceeding or investigation.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMON STOCK" means shares of Common Stock, $.01 par value, of the Purchaser.

                  "COMPANY" means Plymouth Mills, Inc., a New York corporation.

                  "COMPANY BALANCE SHEET" means the Balance Sheet of the Company at September 30, 1995 that is included in the 1995 Annual Financial Statements.

                  "CONTRACT" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license (including, without limitation, any trademark license), trust, joint venture, franchise, sales order, purchase order, commitment or other binding arrangement, whether or not in writing.

                  "DEBENTURES" means, collectively, the Purchase Debenture, the
            Rolling Debenture and (if and when issued) the Earnout Debenture.

                  "DOCUMENT" means any instrument or document required or
            contemplated by this Agreement to be executed and delivered by any party at or prior to the Closing for the purposes of consummating the transactions contemplated by this Agreement.

                  "EARNOUT AMOUNT" has the meaning given such term in Section
            1.3(d).

                  "EARNOUT DEBENTURE" means Parent's Junior Subordinated
            Debenture issued to the Company pursuant to Section 1.3(d), substantially in the form of Exhibit A-3 hereto.

                  "EBITDA" means net income calculated in accordance with GAAP and consistent with the 1995 Annual Financial Statements, PLUS to the extent deducted for purposes of determining such net income, without duplication, interest, federal income taxes, depreciation and amortization, all cash compensation paid to the Shareholders during the period in question in excess of $200,000, and all legal fees, accounting fees and fees paid to CoView Capital, Inc., but only to the extent that it can be demonstrated that such fees are directly attributable to the transactions contemplated by this Agreement.

                  "EFFECTIVE DATE" means August 2, 1996.

                  "EFFECTIVE DATE NET WORTH" means the sum of (i) amount by
            which the total Assets of the Company that are acquired by the Purchaser pursuant to this Agreement exceeds the total of the Assumed Liabilities assumed by the Purchaser pursuant to this Agreement, both as of the close of business on the Effective Date and both determined in accordance with GAAP and consistent with the Company's March 31, 1995 balance sheet, including in such determination employee bonus accruals (even though not included in such balance sheet) but excluding vacation accruals; PLUS (ii) eleven percent (11%) of the net revenues (gross revenues LESS returns and allowances) of the Operations from the close of business on the Effective Date through the commencement of business on the Closing Date.

                  "EFFECTIVE DATE WARRANT" means the Warrant to be issued by
            Parent pursuant to Section 2.3(i), substantially in the form of Exhibit B, representing the right to purchase an aggregate of 30,000 shares of Common Stock of Parent.

                  "EMPLOYMENT AGREEMENTS" has the meaning given such term in
            Section 2.3(iv).

                  "ENVIRONMENTAL LAWS" means all Laws concerning pollution or protection of the environment (including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any Hazardous Materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

                  "EQUUS" means Equus II Incorporated, a Delaware corporation.

                  "ERISA" means the Employee Retirement and Income Security Act of 1974, as amended.

                  "FINANCIAL STATEMENTS" means the 1994 Annual Financial
            Statements, the 1995 Annual Financial Statements and the Company's unaudited Balance Sheet at March 31, 1995.

                  "GAAP," as applied to the preparation of any financial
            statements, means generally accepted accounting principles in the United States applied on a consistent basis.

                  "GOVERNMENTAL AUTHORITY" means (i) any government or political subdivision thereof, whether federal, state, local or foreign, and
            (ii) any agency, department, division, court, tribunal or instrumentality of any such government or political subdivision.

                  "GUARANTY" means the Guaranty Agreement to be executed by
            Equus in favor of the Company pursuant to Section 1.3(c), in substantially the form of Exhibit A-4 hereto.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements
            Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "HAZARDOUS MATERIALS" means any hazardous, toxic, dangerous or other waste, substance of material defined as such in, regulated by or for purposes of any Environmental Law.

                  "LAW" means any applicable law, statute, code, ordinance,
            rule, regulation or other requirement, of any Governmental Authority, or any Order.

                  "LEASE AGREEMENT" has the meaning given such term in Section
            2.3(ii).

                  "LEASED REAL PROPERTY" means all of the Real Property covered by the Lease Agreement.

                  "LIEN" means any lien, pledge, mortgage, deed of trust,
            security interest, lease, charge, option, right of first refusal, easement, servitude, restrictive covenant, encroachment or other survey defect, transfer restriction under any shareholder or other agreement or other encumbrance of any nature whatsoever.

                  "NON-COMPETITION AGREEMENT" has the meaning given such term in
            Section 2.3(iii).

                  "OPERATIONS" means (i) for all periods prior to the Effective
            Date, the Company, and (ii) for all periods on and after the Effective Date, the business, assets and operations as a going concern which are acquired by the Purchaser from the Company pursuant to this Agreement and are thereafter operated by the Purchaser as a division or unit of operations.

                  "ORDER" means any order, directive, writ, injunction,
            judgment, ruling, award, edict, or decree, of any Governmental Authority.

                  "PARENT" means BSI Holdings, Inc., a Delaware corporation.

                  "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any Governmental Authority.

                  "PLAN" means an employee benefit plan of the type described in
            Section 3.21.

                  "PRODUCT LICENSE" means a license to use names, logos,
            insignia, mascots, cartoon and animated characters and other images for decorating items of apparel. The term includes, but is not limited to, character licenses, professional and college sports teams licenses, and cross-licenses.

                  "PURCHASE DEBENTURE" means the Junior Subordinated Debenture of Parent to be issued to the Company in the original principal amount of $4,000,000 pursuant to Section 1.3(b), substantially in the form of Exhibit A-1.

                  "PURCHASER" means Brazos Sportswear, Inc., a Texas
            corporation.

                  "REAL PROPERTY" means all interests in real property,
            including (without limitation) fee simple title, leasehold, license and any rights in and to any easements, rights-of-way or other similar rights and interests.

                  "REAL PROPERTY SUBLEASES" means all leases under which the
            Company subleases any of the Leased Real Property to any other
            Person.

                  "RELEASE" has the meaning set forth in CERCLA.

                  "REQUIRED CONSENTS" means those consents described in Section
            5.4.

                  "RETAINED ASSETS" means the assets and properties to be
            retained by the Company pursuant to Section 1.2.

                  "ROLLING DEBENTURE" means Parent's Junior Subordinated
            Debenture issued to the Company pursuant to Section 1.3(c), substantially in the form of Exhibit A-2 hereto.

                  "SECURITIES" means, collectively, the Debentures and the
            Warrants.

                  "SHAREHOLDERS" means Alan Elenson and Joann Elenson.

                  "TAXES" means all federal, state, local or foreign taxes,
            including income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured by income, and all deficiencies, additions to tax, interest and penalties in connection with such tax.

                  "WARRANTS" means, collectively, the Effective Date Warrant and all Additional Warrants which may be issued pursuant to Section
            12.4.

            14.   MISCELLANEOUS.

                  14.1 EXPENSES. The parties shall each pay its or his own
            legal, accounting and other expenses in connection with the negotiation, preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein. All commissions, finder's fees and other sums due CoView Capital, Inc. in connection with the transactions hereunder shall be paid by the Company on the Shareholders, and the same shall not be the responsibility of the Purchaser. In no event shall any such fees or expenses be included within the Assumed Liabilities under Section 1.4.

                  14.2 NOTICES. All notices, requests, consents and other
            communications hereunder shall be in writing and shall be deemed to have been given on the date personally delivered or mailed, first class, registered or certified mail, postage prepaid, or when sent by telex or the telecopy and receipt is confirmed, as follows:

                        (i)   if to the Company or either Shareholder, to:

                              Plymouth Mills, Inc.
                              330 Tompkins Avenue
                              Staten Island, New York 10304
                              Attention: Mr. Alan Elenson

                                 with a copy to:

                              Parker Chapin Flauttau & Klimpl, L.L.P.
                              1211 Avenue of the Americas
                              New York, New York  10036
                              Attention:  Mr. Jordan A. Horvath

                      (ii)    if to the Purchaser, to:

                              Brazos Sportswear, Inc.
                              3860 Virginia Avenue
                              Cincinnati, Ohio  45227
                              Attention:  President

                                 with a copy to:

                              Snell & Smith, A Professional Corporation
                              1000 Louisiana, Suite 3650
                              Houston, Texas  77002
                              Attention:  Mr. W. Christopher Schaeper

            or to such other address as shall be given in writing by any party to the other parties hereto.

                  14.3 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, provided, however, that following the Closing the Purchaser may assign its rights hereunder without the consent of the Company or either Shareholder to a successor-in-interest to the Purchaser (whether by merger, sale of assets or otherwise). Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their respective heirs, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                  14.4 SUCCESSORS BOUND. Subject to the provisions of Section
            14.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  14.5 SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  14.6 BULK SALES LAWS. The transactions contemplated by this
            Agreement shall be consummated without compliance with the bulk sales laws of any state. If by reason of any applicable bulk sales law any claims are asserted by creditors of the Company, such claims shall be the responsibility of the Purchaser in the case of claims arising under any of the Assumed Liabilities, or the responsibility of the Company in the case of claims arising under any other liabilities of the Company.

                  14.7 SHAREHOLDER CONSENT. The Shareholders, by their execution hereof, hereby give their consent to the sale and transfer of the Assets to the Purchaser, in accordance with Chapter 302A, Section 202 of the New York Business Corporation Law.

                  14.8 AMENDMENT. This Agreement may be amended only by an
            instrument in writing executed by both parties hereto.

                  14.9 ENTIRE AGREEMENT. This Agreement and the Exhibits,
            Schedules, certificates and other documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof (including, without limitation, the letter of intent among the Purchaser, the Shareholders and the Company dated March 21, 1996).

                  14.10 GOVERNING LAW. This Agreement shall be construed and enforced under and in accordance with and governed by the law of the State of New York.

                  14.11 CONSTRUCTION. As the context requires or permits:
            pronouns used herein shall include the masculine, the feminine and neuter; terms used in plural shall include the singular, and singular terms shall include the plural; "hereof", "herein", "hereunder" and "hereto" shall refer to this Agreement; and section and paragraph references, when not expressly referring to another agreement or document, shall mean sections or paragraphs in this Agreement.

                  14.12 COUNTERPARTS. This Agreement may be executed in
            counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

            IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                    THE PURCHASER:

                                    BRAZOS SPORTSWEAR, INC.

                                    By: _______________________________
                                        RANDALL B. HALE, President

                                    THE COMPANY:

                                    PLYMOUTH MILLS, INC.

                                    By: _______________________________
                                        JOANN ELENSON, President

                                    THE SHAREHOLDERS:

                                    ___________________________________
                                    ALAN ELENSON

                                    ___________________________________
                                    JOANN ELENSON

EXHIBIT     DESCRIPTION
-------     -----------
A-1         Form of Purchase Debenture
A-2         Form of Rolling Debenture
A-3         Form of Earnout Debenture
A-4         Guaranty
B           Form of Warrant
C           Lease Agreement
D           Non-Competition Agreement
E-1         Employment Agreement (Alan Elenson)
E-2         Employment Agreement (Joann Elenson)
F           Opinion of Counsel for the Company and the Shareholders
G           Opinion of Counsel for the Purchaser

SCHEDULE    DESCRIPTION
--------    -----------
1.2(ii)     Retained Assets
3.5         Permitted Liens
3.6         Real Property
3.7         Changes
3.9         Doubtful Accounts
3.12        Product Licenses
3.13        Contracts
3.14        Intangible Rights
3.15        Insurance
3.16        Licenses, Permits
3.17        Litigation
3.19        Environmental Matters
3.20        Employees
3.21        Employee Benefit Plans
3.22        Customer and Suppliers
3.23        Affiliated Party Transactions
3.26        Consents
4.4         Parent Capitalization